Exhibit 10.14

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

VIKING THERAPEUTICS, INC.

SECURED CONVERTIBLE PROMISSORY NOTE

May 27, 2014

VIKING THERAPEUTICS, INC., a Delaware corporation (the “Company”), for value received, promises to pay to Ligand Pharmaceuticals Incorporated, or its registered assigns (the “Holder”), the aggregate principal sum set forth under “Principal Amount” on Schedule A hereto, or such lesser amount as shall equal the outstanding aggregate principal balance of the Loans made to the Company by the Holder, plus interest on the aggregate unpaid principal amount of such Loans, at the rates and in accordance with the terms of the Loan and Security Agreement, dated May 21, 2014, by and between the Company and the Holder (as may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

This Note is issued in connection with the Master License Agreement among the Company, the Holder and an Affiliate of the Holder dated as of the date of the Loan Agreement.

This Note will automatically mature and the entire outstanding principal amount, together with accrued interest, shall become due and payable upon written demand by the Holder, which demand may be made at any time after the Maturity Date, unless, prior to such time, this Note shall have been converted into the Company’s securities pursuant to the Loan Agreement. The Company may not prepay all or any portion of the outstanding principal amount of and accrued interest on this Note other than as set forth in Loan Agreement.

Payments of both principal and interest are to be made at the address of the Holder set forth on the signature page below or at such other place in the United States as the Holder shall designate to the Company in writing, in lawful money of the United States of America.

The principal amount of this Note, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Loan by Lender to Borrower, (b) provides for the conversion of the outstanding principal amount together with accrued interest hereunder in certain instances, and (c) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

As security for the payment, performance and observance of the obligations set forth in the Note, the Company has agreed to grant a security interest in its assets to the Holder pursuant to the Loan Agreement.

[Signature page follows]

IN WITNESS WHEREOF, VIKING THERAPEUTICS, INC. has caused this Secured Convertible Promissory Note to be executed by its officer thereunto duly authorized.

COMPANY:

VIKING THERAPEUTICS, INC.

By:	/s/ Brian Lian
Name:	Brian Lian
Its:	CEO

SCHEDULE A

PRINCIPAL AMOUNT OF EACH LOAN

Date	Principal Amount	Notation By
May 27, 2014	$1,000,000

TOTAL AGGREGATE PRINCIPAL AMOUNT:	$1,000,000